EXHIBIT 32.3


    CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the filing of the financial statements of Chindex International, Inc. ("Registrant") for the fiscal year ended March 31, 2004 (the "Report"), the undersigned hereby certifies, to such officer's knowledge, that:


1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.



                                                 /S/ RON ZILKOWSKI
                                                 -----------------
                                                 Ron Zilkowski
                                                 Senior Vice President Finance

"A signed original of this written statement required by Section 906 has been provided to Chindex International, Inc. and will be retained by Chindex International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request."